Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8 - K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        November 19, 1996

                  Sterling Financial Corporation
      (Exact name of registrant as specified in its charter)


       Pennsylvania                    0-16276           23-2449551
(State or other jurisdiction  (Commission File Number) (IRS Employer
     of incorporation)                                 Identification No.)


 101 North Pointe Boulevard, Lancaster, Pennsylvania          17601-4133
     (Address of principal executive offices)                 (Zip Code)


Registrant's Telephone number, including area code    (717) 581-6030

                        N/A
  (Former name or former address, if changed since last report)
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ITEM 5 - OTHER EVENTS

     On November 19, 1996, the Board of Directors of the Registrant adopted the 1996 Stock Incentive Plan ("Plan"). 500,000 shares of the Registrant's common stock, par value $5.00 per share, is subject to the Plan. Awards under the Plan may be granted in the form of qualified stock options, non-qualified stock options, restricted stock or stock appreciation rights. As of this date, no awards have been made pursuant to the Plan.
The Plan will be submitted for shareholder approval at the 1997
Annual Meeting of stockholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    Sterling Financial Corporation

                                    By: /s/ John E. Stefan
                                    John E. Stefan, Chairman of the Board,
                                    President and Chief Executive Officer



DATE      November 29, 1996